EXHIBIT 10.37

                            XTRA-GOLD RESOURCES CORP.

DELIVERED BY E-MAIL
to William Edward McKechnie,
in his personal capacity and as a
Director of Goldeye Consultants Ltd. to
tedmckechnie@rogers.com                                           March 22, 2007

Goldeye Consultants Ltd.
c/o P.O. Box 150
Design House
Providenciales
Turks & Caicos Islands, British West Indies

Attention:  William Edward McKechnie, Director

- and -

William Edward McKechnie
466 Drake Circle
Suite 100
Waterloo ON N2T 1L1

Dear Ted:

         This letter will confirm the termination of the consulting agreement dated July 1, 2006 (the "GOLDEYE AGREEMENT") made among Xtra-Gold Resources Corp. ("XTRA-GOLD" or the "COMPANY") and Goldeye Consultants Ltd. ("GOLDEYE") and William Edward McKechnie ("MCKECHNIE") which termination was approved by a majority of directors present at a board of directors ("BOARD") meeting held on Friday, March 9, 2007 at 5:00 p.m. (Toronto time) (the "MEETING") via telephone conference call at which all directors of the Board then constituted on such date were present. The effective date of the termination of the Goldeye Agreement is March 9, 2007. Following your resignation as Chairman, Chief Executive Officer and Chief Financial Officer of Xtra-Gold on March 2, 2007, it was deemed by a majority of the Board constituted as at the date of the Meeting that it would be in the best interests of Xtra-Gold and its shareholders to terminate the Goldeye Agreement entered into in connection with consulting services to be provided to Xtra-Gold by McKechnie as senior management officer of the Company. McKechnie was advised at the Meeting, both in his personal capacity and as a

================================================================================

                               TORONTO HEAD OFFICE
                      6 KERSDALE AVENUE TORONTO ON M6M 1C8

PHONE: (416) 653-5151                       E-MAIL:   JAMESLONGSHORE@HOTMAIL.COM
FAX:   (416) 981-3055                       WEB SITE: WWW.XTRAGOLD.COM

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Goldeye Consultants Ltd. and
William Edward McKechnie             - 2 -                        March 22, 2007


director of Goldeye, that the consulting services to be provided under the Goldeye Agreement were no longer required.

RESIGNATION AS DIRECTOR

         1. McKechnie agrees to resign as a director of Xtra-Gold effective March 9, 2007. McKechnie further agrees to tender his resignation as a director of officer of Xtra-Gold's subsidiaries upon execution of this Agreement.

TERMINATION PAYMENTS

         2. In accordance with the Goldeye Agreement, Xtra-Gold may "terminate this Agreement at any time during the Term without reason or cause by payment to Goldeye of Goldeye's Fees for a six (6) month period following such termination at the rate in effect and in the manner and at the time of payment in effect at the time of termination". Therefore, Xtra-Gold will pay a termination payment (the "TERMINATION PAYMENT") of CAD$26,270.93 provided that Goldeye and McKechnie abide by the terms and conditions of this Agreement, as well as the Confidentiality and Non-Compete Agreement dated July 1, 2006.

                  Xtra-Gold agrees to accelerate the Termination Payment and pay Goldeye or McKechnie the Termination Payment in the following manner:

                           PAYMENT AMOUNT         PAYMENT DATE

                  (a)      a lump sum             on execution of this Agreement
                           payment of             together with the executed
                           CAD$26,270.93          documents referred to in
                                                  paragraphs 7, 8 and 9

                  (b)      the sum of             within 30 days of our receipt
                           CAD$1,000.00           of your counsel's legal
                           towards legal          invoice in connection
                           expenses               with this matter

                  Our accounting records indicate that in December 2006 you received prepaid consulting fees of CAD$5,000.00 for March 2007. Based on a per diem rate of CAD$161.29 for 9 days (March 1 to 9, 2007), we determine that you have been prepaid CAD$3,548.39. As a result, we have deducted the amount of CAD$3,548.39 from the Termination Payment due to you together with an applicable deduction for any U.S. cash advances for prepaid business expenses for which you have not submitted a valid expense report with supporting receipts.

Goldeye Consultants Ltd. and
William Edward McKechnie             - 3 -                        March 22, 2007


FURTHER CONSULTING SERVICES

         3. Xtra-Gold anticipates that it may require assistance from time to time respecting transitional issues and trusts that Goldeye and/or McKechnie will provide Xtra-Gold with such assistance. In such event, Xtra-Gold agrees to compensate Goldeye and/or McKechnie for such assistance.

REIMBURSEMENT OF EXPENSES

         4. Xtra-Gold will reimburse expenses incurred by Goldeye or McKechnie (through William Davies Consulting Inc.) to March 9, 2007 for which Goldeye or McKechnie would be entitled to reimbursement from Xtra-Gold but for the termination of the Goldeye Agreement. We acknowledge that you have previously submitted various expenses (the "EXPENSES") to the Secretary and Treasurer of Xtra-Gold. McKechnie must provide Xtra-Gold with the original receipts in support of the Expenses referred to in items (a) and (d) hereunder within 30 days of the date of this Agreement, at which time Xtra-Gold will issue McKechnie or his designated nominee a cheque in payment of same. If the receipts are not provided to Xtra-Gold by April 22, 2007, such expenses will no longer be honoured for payment.

                  In connection with the Expenses, we note that:

                  (a) McKechnie expensed CAD$930.00 to Xtra-Gold in connection with non-refundable hotel accommodation at the Atlantis Resort in Nassau, Bahamas previously charged to his personal credit card. Xtra-Gold will pay this expense upon being provided with the original receipt as set forth above.

                  (b) McKechnie submitted an airfare invoice of CAD$205.83 to Xtra-Gold for a 50% proportional reimbursement in connection with non-refundable airfare to Nassau, Bahamas at the Natural Resource Summit of the Americas Mining Conference on April 2 and 3, 2007. Xtra-Gold will pay this expense which forms part of the Termination Payment referred to above.

                  (c) McKechnie expensed CAD$797.97 in connection with non-refundable airfare to Nassau, Bahamas. Xtra-Gold will pay this expense which forms part of the Termination Payment referred to above.

Goldeye Consultants Ltd. and
William Edward McKechnie             - 4 -                        March 22, 2007


                  (d) McKechnie expensed CAD$726.02 for business-related expenses. Xtra-Gold will pay these expenses upon being provided with the original receipts as set forth above.

                  (f) Our accounting records indicate that McKechnie has received CAD$7,059.48 (U.S.$6,000.00) in connection with U.S. cash advances for prepaid business expenses. This amount has been deducted from the Termination Payment referred to in paragraph 2 above.

                  (g) In connection with item (f) above, McKechnie is to provide Xtra-Gold with valid receipts acceptable to Xtra-Gold in connection with the sum of U.S.$2,500.00 which sum McKechnie has advised was provided to Steve Blunsdon, former Mine Manager, following which time the Board will reimburse McKechnie in connection with such advance within 30 days after receiving valid receipts acceptable to Xtra-Gold provided they are for business related expenses.

         5. Any reasonable additional expenses must be submitted by McKechnie in an expense report no later than March 31, 2007 and will be deemed to be the Final Expenses of Goldeye or McKechnie. Xtra-Gold will not honour the payment of any expenses after March 31, 2007, except in exceptional circumstances.

         6. Xtra-Gold acknowledges that McKechnie has previously provided personal credit card particulars for payment of certain ongoing monthly business-related expenses including eFax (incoming fax charges) and Intuit (re QuickBooks accounting fees). McKechnie will contact the relevant service providers and cancel his payment information.

         7. Xtra-Gold acknowledges that McKechnie has resigned as an officer of the Company effective March 4, 2007 which was accepted by way of a Board resolution executed on March 2, 2007 by all of the directors at that time. McKechnie is currently an officer and/or director of Xtra-Gold's subsidiaries; namely Xtra-Gold Mining Limited, Xtra-Gold Exploration Limited, Xtra Oil and Gas (Ghana) Limited, Xtra Energy Corp. and Xtra Oil & Gas Ltd. In this regard, McKechnie agrees to sign the enclosed resignations and return them to Xtra-Gold by fax no later than 5:00 p.m. on March 22, 2007.

         8. The Termination Payment contemplated in paragraph 2 is conditional on Goldeye and McKechnie's due execution and return of this Agreement, the enclosed full and final release and the resignations referred to in paragraph 7 no later than 5:00 p.m. on March 22, 2007.

Goldeye Consultants Ltd. and
William Edward McKechnie             - 5 -                        March 22, 2007


OPTION ARRANGEMENT

         9. McKechnie will surrender for cancellation all Options previously granted to him by Xtra-Gold upon execution of this Agreement.

                  In the event that McKechnie fails to do so, the vested and unexercised Options shall be governed by the terms and conditions of the agreements entered into in connection therewith and as noted hereunder and the equity compensation plan referred to therein, or such other arrangements as may be agreed to between the parties as noted herein.

                  We refer McKechnie to Section 9(f) of the Option Agreement which in part states the following:

                           "The share certificate or certificates issued as a result of the exercise of Options from time to time shall bear a restrictive legend with respect to the resale of the Option Shares in connection therewith. In particular, until such time that a registration statement has been filed by Xtra-Gold and accepted by the U.S. Securities and Exchange Commission, in accordance with Rule 144: (i) the Option Shares cannot be resold unless held for two years; or alternatively (ii) if Xtra-Gold is a reporting company, then the applicable hold period shall be one year from the date of the issuance of Option Shares."

VESTED AND UNEXERCISED OPTIONS

                  (a) SEPTEMBER 5, 2005 OPTION AGREEMENT (in connection with a grant of Options on June 21, 2005)

                                                               NUMBER OF OPTIONS

                           Options (@ $.55/share) vested and
                           unexercised as of March 2, 2007
                           (6,250 x 20 months)                       125,000

                  (b)      APRIL 21, 2006 OPTION AGREEMENT

                           Options (@ $.70/share) vested and
                           unexercised as of March 2, 2007
                           (6,000 x 10 months)                        60,000

Goldeye Consultants Ltd. and
William Edward McKechnie             - 6 -                        March 22, 2007


                                                               NUMBER OF OPTIONS

                  (c)      AUGUST 1, 2006 OPTION AGREEMENT

                           Options (@ $.90/share) vested and
                           unexercised as of March 2, 2007
                           (5,555 x 7 months)                         38,885

RETURN OF PROPERTY OF XTRA-GOLD

         10. McKechnie and/or Goldeye will return by courier or in person to the offices of our designated agent, Haywood Securities Inc. at BCE Place, 181 Bay Street, Suite 2910, Toronto, Ontario, or at some other location as agreed to by Xtra-Gold, any and all materials and information relating to your work for Xtra-Gold prior to the final payment being made to McKechnie and/or Goldeye. This includes books and publications relating, but not limited to, the mining industry, corporate and business matters and copies of any soft copy documentation that may be stored on the hard drive of your computer; namely any files, agreements, reports, correspondence, business plans, company policies, marketing materials, mining plans, technical and financial data as well as hard copies of such documentation and office equipment.

BINDING EFFECT

         11.      Xtra-Gold confirms that:

                  (a) this Letter Agreement contemplates the settlement between the Parties hereto having been made for valuable consideration and is intended to and will be a legal, valid and binding agreement among the Parties who have executed this Agreement; and

                  (b) this Agreement shall supercede any and all other agreements that may have previously been entered into among the Parties hereto.

CONFIDENTIALITY

         12. We remind both Goldeye and McKechnie of your obligations of confidentiality to Xtra-Gold to hold any and all confidential information that Goldeye and McKechnie have received or generated in the course of Goldeye and McKechnie's relationship with the Company in the strictest of confidence and to refrain from divulging all such information to any person or other entity. These obligations of confidentiality survive the termination of the Goldeye Agreement and will continue until such time as the confidential information received or

Goldeye Consultants Ltd. and
William Edward McKechnie             - 7 -                        March 22, 2007


                  generated by Goldeye or McKechnie in the course of their relationship with the Company legitimately comes into the public domain. We trust that Goldeye and McKechnie will abide by their obligations of confidentiality.

         If the foregoing correctly reflects your understanding of the agreement reached among us, kindly so confirm by signing and returning to us a copy of this letter (execution in counterparts is satisfactory), whereupon a binding agreement will be in effect among us as set forth above.

         Xtra-Gold would like to thank Goldeye and McKechnie for their contributions to our Company and wish both of you much success in your future endeavours.

                                       Yours very truly,

                                       XTRA-GOLD RESOURCES CORP.


                                       /s/ James Longshore
                                           James Longshore
Enclosures                                 President and Chief Operating Officer


         THE UNDERSIGNED HEREBY AGREES AND CONFIRMS the terms and conditions of the foregoing Letter Agreement, this 22nd day of March, 2007.


SIGNED, SEALED AND DELIVERED           GOLDEYE CONSULTANTS LTD.

    in the presence of

                                       Per: /s/ William Edward McKechnie
                                                William Edward McKechnie
                                                Director

/s/ Todd McKechnie                          /s/ William Edward McKechnie
    Todd McKechnie                              William Edward McKechnie
    Witness                                     (in his personal capacity)

                             FULL AND FINAL RELEASE

         IN CONSIDERATION of the agreement of Xtra-Gold Resources Corp. to make certain payments to the undersigned, as more particularly referred to in a letter dated March 22, 2007 from James Longshore to the undersigned (the "LETTER AGREEMENT"), and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the undersigned William Edward McKechnie, on my own behalf and on behalf of Goldeye Consultants Ltd. ("GOLDEYE"), hereby release and forever discharge Xtra-Gold Resources Corp., its officers, directors, servants, agents, successors and assigns (collectively referred to as "XTRA-GOLD") of and from any and all actions, causes of actions, suits, contracts, torts (intentional or unintentional), covenants, debts, claims and demands of whatsoever nature and kind, in law or equity, statutory or otherwise, for damages, indemnity, costs, compensation or any other remedy, howsoever arising, which heretofore may have been, are or may hereafter be sustained by McKechnie or Goldeye for or by reason of any cause, matter or thing whatsoever up to the present time, and, without limiting the generality of the foregoing, by reason of any cause, matter or thing arising out of or in consequence of a Management Consulting Agreement dated July 1, 2006 made among Goldeye, McKechnie and Xtra-Gold or out of McKechnie or Goldeye's association with Xtra-Gold as contractor/consultant, or the termination of such associations by Xtra-Gold; provided, however, that nothing herein contained shall release Xtra-Gold from its obligations as set out in the Letter Agreement.

         AND FOR THE SAID CONSIDERATION, McKechnie agrees on my own behalf and on behalf of Goldeye:

(1) to indemnify and hold harmless Xtra-Gold from and against any and all demands or claims for taxes, withholding taxes or any other form of payment to any government authority from Xtra in respect of Goldeye or McKechnie including interest, penalties and costs in connection therewith;

(2) not to make any claim or take any proceedings against any other person or corporation or other entity who might claim contribution or indemnity from the persons and corporations and other entities discharged by this Release in respect of the subject matter of this Release.

(3) that this settlement and the terms thereof are to remain confidential and Goldeye and McKechnie will not disclose the facts of this settlement or the terms thereof to any person, corporation or other entity except Goldeye and McKechnie's legal and financial advisors, my immediate family and as may be required by law.

(4) that Goldeye and McKechnie will not make any statements or do any acts which may cast a slur on or in any way disparage Xtra-Gold or any of its affiliates.

         THE UNDERSIGNED DECLARES that they fully understand the terms of this settlement and have had the opportunity to receive independent legal advice prior to executing this document and that they voluntarily accept the consideration offered for the purpose of making full and final compromise and settlement of all claims as aforesaid.

         IT IS UNDERSTOOD AND AGREED that the giving of the aforesaid consideration is deemed to be no admission whatsoever of liability on the part of Xtra-Gold.

         IT IS UNDERSTOOD AND AGREED that the termination package offered in the Letter Agreement to which this Release forms a part, is being made to Goldeye and McKechnie as a result of (i) the termination of the Goldeye Agreement; and
(ii) the resignations tendered by McKechnie as an officer and director of Xtra-Gold.

         IT IS UNDERSTOOD AND AGREED that this Release is binding on the heirs, executors, administrators and assigns of McKechnie and Goldeye's successors and assigns and shall enure to the benefit of Xtra-Gold and its successors and assigns.

         IN WITNESS WHEREOF, McKechnie has duly executed this Full and Final Release on his own behalf and on behalf of Goldeye Consultants Ltd. this 22nd day of March, 2007.

SIGNED, SEALED AND DELIVERED           )        GOLDEYE CONSULTANTS LTD.
    in the presence of                 )
                                       )
                                       )
                                       )   Per: /s/ William Edward McKechnie
                                       )            William Edward McKechnie
                                       )            Director
WITNESS:                               )
                                       )
                                       )
/s/ Todd McKechnie                     )        /s/ William Edward McKechnie
    Todd McKechnie                     )            William Edward McKechnie
    Witness                            )